UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 8, 2006

(Date of earliest event reported)
BIOPURE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15167	04-2836871

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
11 Hurley Street, Cambridge, Massachusetts 02141

(Address of principal executive offices, including zip code)
(617) 234-6500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement
Biopure has had an agreement with Abazali Bio Ventures (Pty) Ltd (“Abazali”) that provides for Abazali to market Biopure’s product for use in humans, Hemopure, in South Africa and potentially other countries of Africa. Under the agreement, Abazali agreed to have two representatives devoted to the selling of Hemopure. The agreement, entered into in November 2005, has a stated term of four years. As expected by Biopure, sales in South Africa have been financially immaterial. On November 8, 2006, Abazali notified Biopure that Abazali has made a financially driven decision to stop acting as the marketing and sales agent, and Biopure has agreed to the early termination of the agreement. Abazali has also advised that avoidance of any potential product conflicts is another reason for the termination. At this time Biopure does not consider the agreement or its termination to be material. Abazali has agreed to assist Biopure with the transition. Consequently, the parties have not established an effective date of the termination but expect the agreement to continue in effect into early 2007. Biopure tentatively plans to hire two representatives to sell the product and not to seek another third party distributor.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOPURE CORPORATION
Date: November 13, 2006	By:	/s/ Francis H. Murphy
Francis H. Murphy
Chief Financial Officer